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                                                                    EXHIBIT 21.1


                         SUBSIDIARIES OF THE REGISTRANT



              Name of                          State of                          Doing
            Subsidiary                       Organization                     Business As
            ----------                       ------------                     -----------
Kneeling Elephant Records, LLC               California              Kneeling Elephant Records, LLC
The Ultimate Band List, LLC                  California              The UBL*
ARTISTdirect New Media, LLC                  California              ARTISTdirect New Media
ARTISTdirect Agency, LLC                     California              ARTISTdirect Agency
ARTISTdirect Holdings, LLC                   California              ARTISTdirect Holdings
ARTISTdirect International Holdings LLC      Delaware
ARTISTdirect Latin America, LLC              Delaware
ADMJ Acquisition Corp.                       Delaware
ARTISTdirect Touring, LLC                    Delaware
SnoCone, LLC                                 California
ARTISTdirect Recording, Inc.                 Delaware

* iMusic, Inc. is a wholly owned subsidiary of the Ultimate Band List, LLC.